- 1 - BLACKBERRY LIMITED as Issuer, the GUARANTORS named herein, - and - BNY TRUST COMPANY OF CANADA as Trustee SECOND SUPPLEMENTAL INDENTURE Dated as of the 28 day of August, 2020 36990-2073 30408880.3

TABLE OF CONTENTS ARTICLE 1 INTERPRETATION ............................................................................................. 3 1.1 Interpretation ............................................................................................................. 3 ARTICLE 2 AMENDMENT OF THE INDENTURE ............................................................. 3 2.1 Amendment to Section 3.7(a) of the Indenture ......................................................... 3 ARTICLE 3 CONFIRMATION OF INDENTURE ................................................................. 4 3.1 Confirmation of Indenture ........................................................................................ 4 ARTICLE 4 ACCEPTANCE OF TRUST BY TRUSTEE ...................................................... 4 4.1 Acceptance of Trust .................................................................................................. 4 ARTICLE 5 EXECUTION ......................................................................................................... 4 5.1 Formal Date and Effective Date ............................................................................... 4 5.2 Counterparts .............................................................................................................. 4 5.3 Governing Law ......................................................................................................... 5 36990-2073 30408880.3

BLACKBERRY LIMITED SUPPLEMENTAL INDENTURE THIS SUPPLEMENTAL INDENTURE dated as of the 28 day of August, 2020. BETWEEN: BLACKBERRY LIMITED, a corporation governed by the laws of Ontario; (the “Issuer”) - and - BLACKBERRY CORPORATION, a corporation governed by the laws of Delaware; (“BlackBerry Corporation”) - and – BLACKBERRY UK LIMITED, a corporation governed by the laws of England and Wales; (“BlackBerry UK”) - and – BLACKBERRY SINGAPORE PTE. LIMITED, a corporation governed by the laws of Singapore; (“BlackBerry Singapore”) - and – GOOD TECHNOLOGY CORPORATION, a corporation governed by the laws of Delaware; (“Good Technology”) - and – QNX SOFTWARE SYSTEMS LIMITED, a corporation governed by the laws of Ontario; (“QNX”, and collectively with BlackBerry Corporation, BlackBerry UK, BlackBerry Singapore and Good Technology, the “Guarantors”)

- and - BNY TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada. (the “Trustee”) WHEREAS by a trust indenture dated as of September 7, 2016 between the Issuer, the Guarantors, and the Trustee, as supplemented by a supplemental indenture among the parties dated as of August 28, 2020 (collectively, the “Indenture”) provision was made for the creation and issuance of $605,000,000 aggregate principal amount of convertible unsecured debentures with the designation of “3.75% Convertible Unsecured Debentures due November 13, 2020” (the “Debentures”), issuable only upon the terms and subject to the conditions therein provided; AND WHEREAS Section 17.1(h) of the Indenture provides that the Issuer and the Trustee may, without notice to or consent of any Holder, amend or supplement the Indenture making any changes to the Indenture that do not adversely affect the interest of the Holders in any material respect; AND WHEREAS the Issuer and the Trustee wish to amend Section 3.7(a) of the Indenture in order to provide for a shorter notice of redemption period to Holders of the Debentures; AND WHEREAS it is a condition of the entry into any such supplemental indenture in accordance with Section 17.3 of the Indenture that, in the Opinion of Counsel, the execution of the Second Supplemental Indenture is authorized or permitted by the Indenture, is not inconsistent therewith, is a valid and binding obligation of the Issuer, enforceable in accordance with its terms, subject to enforceability being limited by bankruptcy, insolvency or other laws affecting the enforcement of creditor’s rights generally and equitable remedies including the remedies of specific performance and injunction being granted only in the discretion of a court of competent jurisdiction and, in connection with the Second Supplemental Indenture executed pursuant to Section 17.3 of the Indenture, that the requisite consents of the Holders have been validly obtained in accordance with Section 17.2 of the Indenture, and that the Second Supplemental Indenture complies, if necessary, with Section 17.6; AND WHEREAS the Issuer and the Trustee have been provided with an opinion of Counsel satisfactory to them and such other evidence of compliance required by the Indenture, including Sections 14.8 and 17.3 thereof, so as to permit their execution of this supplemental indenture in respect of the subject matter hereof; AND WHEREAS this supplemental indenture is executed pursuant to all necessary authorization and resolutions of the Issuer to establish the terms, provisions and conditions hereof;

AND WHEREAS this supplemental indenture is hereinafter sometimes referred to as the “Second Supplemental Indenture” and, upon its execution and delivery, is intended to become effective. NOW THEREFORE THIS INDENTURE WITNESSES that in consideration of the premises, the covenants and agreements herein contained, the parties hereto agree as follows: ARTICLE 1 INTERPRETATION 1.1 Interpretation This Second Supplemental Indenture is supplemental to the Indenture and shall be read in conjunction therewith. Except only insofar as the Indenture may be inconsistent with the express provisions of this Second Supplemental Indenture, in which case the terms of this Second Supplemental Indenture shall govern and supersede those contained in the Indenture, this Second Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Indenture and this Second Supplemental Indenture were contained in one instrument. The expressions used in this Second Supplemental Indenture, including the recitals hereto, which are defined in the Indenture shall, except as otherwise provided herein, have the respective meanings ascribed to them in the Indenture. The terms “this Second Supplemental Indenture” and similar expressions refer to this Second Supplemental Indenture and not to any particular Article, Section, Subsection or other portion hereof, and include any and every instrument supplementary or ancillary hereto. Unless otherwise stated, any reference in this Second Supplemental Indenture to an Article, Section or Schedule shall be interpreted as a reference to the stated Article, Section of or Schedule to, this Second Supplemental Indenture. The division of this Second Supplemental Indenture into Articles, Sections, Subsections and other portions thereof and the insertion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Second Supplemental Indenture or the Indenture, as supplemented hereby. ARTICLE 2 AMENDMENT OF THE INDENTURE 2.1 Amendment to Section 3.7(a) of the Indenture Section 3.7(a) of the Indenture is amended and restated in its entirety as follows: “Optional Redemption of Debentures (a) The Issuer may at its option on or before September 1, 2020, redeem all, but not less than all, of the Debentures on not less than two (2) Business Days’ prior notice to the Holders for cash at a redemption price of 101.6854508% of the principal amount of the Debentures to be redeemed in full settlement of all of the Issuer’s obligations under the

Debentures, including all amounts in respect of principal and interest, and no additional amounts will be payable. This redemption right shall not prejudice the right of Holders to convert Debentures to Common Shares at any time up to and including the Business Day prior to the Redemption Date. 2.2 Notwithstanding the time limit specified in the definition of “Permitted Conversion Period”, the form of Debenture, the form of Redemption Notice and any Conversion notice, the Holders shall have the right to convert their Debentures pursuant to Article 5 of the Indenture prior to the close of business on the Business Day immediately preceding the Redemption Date by duly completing the Conversion Notice and delivering same at the place of business of the Trustee, as provided in the Indenture. ARTICLE 3 CONFIRMATION OF INDENTURE 3.1 Confirmation of Indenture The Indenture, as supplemented by this Second Supplemental Indenture, shall be and continue in full force and effect and is hereby confirmed. ARTICLE 4 ACCEPTANCE OF TRUST BY TRUSTEE 4.1 Acceptance of Trust The Trustee hereby accepts the trusts in this Second Supplemental Indenture declared and provided and agrees to perform the same upon the terms and conditions contained herein. ARTICLE 5 EXECUTION 5.1 Formal Date and Effective Date For the purposes of convenience, this Second Supplemental Indenture may be referred to as bearing a formal date of August 28, 2020, irrespective of the actual date of execution hereof, and shall have the same effective date. 5.2 Counterparts This Second Supplement Indenture may be signed by electronic signature and in any number of counterparts, each of which so executed shall be deemed to be an original and of the same legal effect, validity and enforceability as a manually executed signature, but all such counterparts shall together constitute one and the same Second Supplement Indenture. Delivery of an executed signature page to this Second Supplemental Indenture by any person by electronic transmission shall be as effective as delivery of a manually executed copy of this Indenture by such person. 5.3 Governing Law This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. [The remainder of this page intentionally left blank]

IN WITNESS OF WHICH this Second Supplemental Indenture has been duly executed. BNY TRUST COMPANY OF CANADA, as Trustee By: /s/ Bhawna Dhayal Name: Bhawna Dhayal Title: Vice-President By: Name: Title: BLACKBERRY LIMITED By: /s/ Steve Rai Name: Steve Rai Title: Chief Financial Officer BLACKBERRY CORPORATION By: /s/ Steve Rai Name: Steve Rai Title: Treasurer BLACKBERRY UK LIMITED By: /s/ Satwinder (Steve) Rai Name: Satwinder (Steve) Rai Title: Authorized Signing Officer [Signature Page to Second Supplemental Indenture]

BLACKBERRY SINGAPORE PTE. LIMITED By: /s/ Satwinder (Steve) Rai Name: Satwinder (Steve) Rai Title: Authorized Signing Officer GOOD TECHNOLOGY CORPORATION By: /s/ Steve Rai Name: Steve Rai Title: Treasurer QNX SOFTWARE SYSTEMS LIMITED By: /s/ Steve Rai Name: Steve Rai Title: Vice President [Signature Page to Second Supplemental Indenture]